                                                                   EXHIBIT 10.42

                 REVOLVING CREDIT AND COLLATERAL LOAN AGREEMENT


        REVOLVING CREDIT AND COLLATERAL LOAN AGREEMENT dated as of September 6, 1988, by and between Sutter Mortgage Corporation, a California corporation (hereinafter called "Company"), and IMPERIAL BANK (hereinafter called "Bank").

        In consideration of the mutual covenants and agreements contained herein, Company and Bank agree as follows:

                             Section 1. DEFINITIONS

        1.1  Defined Terms.  All terms defined in this Agreement shall have the
             -------------
defined meanings when used herein or in any note, certificate, report or other document made or delivered pursuant to this Agreement, unless the context otherwise requires. The following terms shall have the following meanings.

        'Agreement' means this Revolving Credit and Collateral Loan Agreement as originally executed and as the same may from time to time be amended or supplemented.

        'Business Day' means any day other than a Saturday, Sunday, or holiday on which banks in the State of California are authorized by law to close.

        'Collateral' means all property referred to and described in Section 2.6 hereof.

        'Deed of Trust' means a deed of trust or mortgage in form satisfactory to Bank (a) which secures a Mortgage Note and (b) the lien of which constitutes a first lien on the real property described therein subject only to (i) liens for taxes, assessments, or similar governmental charges not yet due and payable,
(ii) zoning restrictions, (iii) mineral reservations, easements, covenants, conditions and restrictions of record which shall neither defeat nor render invalid such lien, nor materially impair the merchantability, or value of such real property, and (iv) such other exceptions to title as have been approved in writing by Bank.

        'Event of Default' means any event described in Section 8.1 hereof.

        'FHA' means the Federal Housing Administration and any successor thereto.

        'FHA Mortgage' means a mortgage loan within acceptable limits insured by the FHA.

        'FHLMC' means the Federal Home Loan Mortgage Corporation and any successor thereto.

        'GNMA' means the Government National Mortgage Association and any successor thereto.

        `Investor' means a bank, trust company, savings and loan association, pension fund, governmental authority, insurance company, investment company, or securities broker or dealer, designated by Company and approved by Bank.

        `Investor Commitment' means an existing, written agreement, in form and substance satisfactory to Bank, to Company from an Investor to purchase Mortgage Loans.

        `VA' means the Veterans' Administration and any successor thereto.

        `VA Mortgage' means a mortgage loan within acceptable limits guaranteed by the VA.

        `Mortgage Loan' means any loan evidenced by a Mortgage Note.

        `Mortgage Note' means a negotiable promissory note executed by a bona fide third party who has the capability to contract, payable to Company in monthly installments, matures in thirty (30) years or less, and is secured by a Deed of Trust on such real property described therein.

        `Person' means a corporation, association, partnership, trust, organization, business, individual or government or governmental agency or political subdivision thereof.

        `Prime Rate' means the floating commercial loan base or reference rate of interest announced by Bank from time to time as its 'Prime Rate'.

        `Revolving Loan' and 'Revolving Loans' mean any or all of the loans from Bank to Company established pursuant to this Agreement.

        `Revolving Note' means the Company's promissory note issued to Bank pursuant to Section 2.2 hereof with appropriate insertions.

        `Servicing Portfolio' means a number of mortgage notes serviced by Company for the purpose of processing payments thereon on behalf of the owner thereof, for which service Company is paid a fee.

        `Tangible Net Worth' shall mean the excess of all of the Company's assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items) over all its liabilities as determined and computed in accordance with generally accepted accounting principles consistently applied.

        `Total Debt' shall mean the total of all items of indebtedness, obligation or liability which in accordance with generally accepted accounting principles consistently applied would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company at the date as of which Total Debt is to be determined.

                     Section 2. AMOUNT AND TERMS OF CREDIT

        2.1  Revolving Loans.  Subject to the terms and conditions of this
             ---------------
Agreement, Bank agrees to make loans (herein the 'Revolving Loan') to which amounts shall not exceed the sum of Five Million and No/100 Dollars ($5,000,000) in the aggregate outstanding at any one time. Bank's obligation to make the Revolving Loans shall terminate on the maturity date set forth in the Revolving Note as described in Section 2.2 hereof subject to any renewal extension of the Revolving Note.

        2.2  Revolving Note. The obligation of Company to repay the Revolving
             --------------
Loans shall be evidenced by a Revolving Note, payable as set forth in Sections
2.4 and 2.5 hereof, all amounts outstanding becoming finally due and payable as specified in the Revolving. Note if not paid before. Bank shall record the principal amount of the initial Revolving Loan on the schedule annexed to the Revolving Note. Additional Revolving Loans made by Bank and payments and prepayments of principal with respect to the Revolving Note shall be evidenced by notations made by Bank on the schedule annexed to the Revolving Note showing the date and amount of each Revolving Loan, payment or prepayment of principal. The aggregate unpaid amount of Revolving Loans set forth on the schedule annexed to the Revolving Note or in the records of Bank shall be presumptive evidence of the principal amount owing and unpaid on the Revolving Note.

        2.3  Interest.  The Revolving Note shall bear interest upon the unpaid
             --------
principal balance from its date at a fluctuating rate per annum equal to Bank's Prime Rate plus One and One-half percent (P + 1 1/2%), due and payable on the thirtieth (30th) day of each month, commencing October 30, 1988, and at maturity of the Revolving Note or on termination of this Agreement, on which date all interest remaining unpaid shall be due and payable. Should interest not be paid before the first day of the succeeding month, it shall thereafter bear like interest as the principal. All interest shall be calculated on the basis of a year of 360 days and the actual number of days. Any change in the interest rate on the Revolving Note resulting from a change in the Prime Rate shall become effective as of the day on which such change in the Prime Rate shall become effective.

        2.4  Regular Principal Payments.  The amount received directly by
             --------------------------
Company or from sale of said Mortgage Loans to any designated government or institutional investor or by any other collection of any principal amount shall be due and payable to Bank immediately following such receipt for application to unpaid principal and interest on the Revolving Loans.

        2.5  Payment of Principal on Demand. Company will pay Bank on demand the
             ------------------------------
full amount of any outstanding Revolving Loan in the event that:

        A.   Said Revolving Loan shall be outstanding for more than 120 days.

        B. Any default shall occur with respect to the corresponding Mortgage Loan.

        2.6  Collateral.  As security for the Revolving Loans and any other
             ----------
obligations of Company under this Agreement, Company does hereby pledge, assign and hypothecate to Bank, and grant to Bank a security interest in, the following:

        A. Mortgage Notes, Deeds of Trust, documents and other property as shall be deposited with or held by Bank or its agent in trust for Bank pursuant to this Agreement, the Mortgage Loans evidenced thereby and the proceeds thereof;

        B. All hazard insurance policies, title insurance policies, and any proceeds thereof, and any condemnation proceeds;

        C. All files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and all other records, information and data of Company relating to the Mortgage Loans assigned hereunder;

        D.   Any and all deposit accounts maintained by Company with Bank; and

        E. Any other property and proceeds thereof that may from time to time hereafter be delivered by Company to Bank or to its agent to be held in trust for Bank pursuant to this Agreement.

        F.   Any and all assets of Company, real or personal.

        G. All Investor Commitments covering the Mortgage Loans assigned hereunder to the extent that the granting of a security interest in same shall not violate any restrictions against assignment contained in said investor commitments, and in the proceeds resulting from sales by Company pursuant thereto.

        2.7  Limitations on Amounts Funded. In no event shall any advance under
             -----------------------------
the Revolving Loan exceed the maximum investor commitment ceiling of the corresponding Mortgage Loan assigned hereunder, as those ceilings may change from time to time. Bank reserves the right to approve any changes in these ceilings.

        2.8  Transmittal of Mortgage Loans.
             -----------------------------

        A. So long as no Event of Default shall occur or exist, Bank may, in its discretion, deliver or release any Mortgage Loan constituting Collateral and all related documents to Company so that Company may transmit such documents to the appropriate investor for purchase in accordance with the Purchase Contract or Investor Commitment.

        B. Transmittal shall be in such form as shall be satisfactory to Bank, including, without limitation, (a) Company's execution and delivery of a Trust Receipt with appropriate insertions for any Mortgage Loan released to Company, and (b) written notice to Bank from any officer of Company authorized to request a Revolving Loan specified herein.

        C. In the case of Mortgage Loans, the approved investor shall immediately return all loan documents to Bank if payment is not made within fifteen (15) days from the date of transmittal by Bank of Company, and Company shall immediately return all loan documents to Bank if transmittal to an approved investor is not completed within three (3) days from the date of transmittal by Bank. Payments received from approved investors shall be applied first to the satisfaction of Company's obligations under this Agreement, and charges in connection therewith, and the remainder, if any, shall be paid to Company.

        2.9  Redemption of Collateral. So long as no Event of Default shall
             ------------------------
occur or exist, Company may redeem, free from any security interest of Bank, any Mortgage Loan constituting Collateral and all related documents upon payment to Bank of the principal amount of the Revolving Loan advanced therefor plus interest accrued thereon.

        2.10 Disbursement of Revolving Loans.  Bank shall fund according to a
             -------------------------------
funding schedule submitted by Company into a pre-designated funding account maintained by Company at bank.

        2.11 Holiday Payments. If any payment to be made by Company hereunder or
             ----------------
under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

                        Section 3. CONDITIONS OF LENDING

        3.1  Conditions Precedent to Borrowing. Bank shall not be obligated to
             ---------------------------------
lend to Company and no Revolving Loan shall be made to Company under this Agreement unless the following conditions precedent have been satisfied:

        A. Company shall comply, and shall have complied, with all of the covenants, representations and warranties under this Agreement and no Event of Default shall have occurred and be continuing.

        B. Company shall have validly executed and delivered to Bank in form and substance satisfactory to Bank the following:

             1. A corporate resolution of the Board of Directors of Company authorizing the execution of this Agreement, the Revolving Note, and any and all other documents related to this Agreement;

             2.     This Agreement duly executed;

             3.     The Revolving Note duly executed;

             4. A corporate resolution of the Board of Directors of Guarantor authorizing the execution of the Continuing Guaranty;

             5.     The Continuing Guaranty duly executed;

             6. Such other documents as Bank may reasonably request or as otherwise specified herein in order to effect fully the purposes of this Agreement.

        3.2  Conditions Precedent to First Borrowing and Each Subsequent
             -----------------------------------------------------------
Borrowing. The obligation of Bank to make each Revolving Loan hereunder is
---------
subject to the following conditions:

        A. Each Mortgage Loan constituting Collateral is on completed, improved, 1-4 family residential property in such jurisdictions as may be approved by Bank; is secured by a first lien on said property; is a FNMA, FHLMC, GNMA, or HUD Quality Mortgage and is qualified as a saleable loan directly under Company's Seller/Servicer status with FNMA, FHLMC, GNMA, HUD, or institutional investors designated and approved by Bank. There shall exist no default under any assigned Mortgage Note or corresponding Mortgage Loan, and each Mortgage Loan must be approved by Bank for use as Collateral hereunder;

        B. Bank shall have received the following in form and substance satisfactory to Bank:

             1.     Original Mortgage Note endorsed in blank by Company;

             2. Assignment to Bank of the Deed of Trust. Such Assignment shall be recorded at Bank's discretion;

             3.     Certified Copy of the Deed of Trust;

             4. An appraisal of the property securing the corresponding Mortgage Note; and

             5.     A funding schedule completed by Company.

             6.     Other documentation as Bank may reasonably require.

        C.   1.     All loans on leasehold interest must conform to FHLMC
guidelines.

             2. For each jumbo loan, up to a maximum of $500,000 per loan, a written approval of the specific loan by the investor and a maximum loan to value rate of 80%.

              Section 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

         Company makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until payment in full of the Revolving Note:

        4.1  Existence and Rights.  Company is a corporation duly organized and
             --------------------
existing in good standing under the laws of the State of California without limit as to the duration of its existence; Company has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of its business makes such qualification necessary; Company has the corporate power and adequate authority to make and carry out this Agreement and to issue the Revolving Note as herein provided; and Company's chief executive office is located in the State of California.

        4.2  Agreement and Revolving Note Authorized.  The execution, delivery
             ---------------------------------------
and performance of this Agreement, and the execution and delivery of the Revolving Note are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or conflict with any law or regulation or any term or provision of its Articles of Incorporation or bylaws; and this Agreement is, and the Revolving Note when delivered for value received will be, the valid, binding and legally enforceable obligations of Company in accordance with their terms.

        4.3  No Conflict.  The execution, delivery and performance of this
             -----------
Agreement and of the Revolving Note will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Company is a party or by which it or any of its property may be bound or affected, and, other than in favor of Bank, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any of its property pursuant to the provisions of any of the foregoing.

        4.4  Litigation. There is no litigation or other proceeding pending or,
             ----------
to the knowledge of Company, threatened against or affecting it or its properties which, if determined adversely to Company, would have a materially adverse effect on the financial condition, properties or operations of Company, and it is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

        4.5  Financial Condition. The opening balance sheet of Company as of
             -------------------
June 30, 1988, a copy of which has heretofore been delivered to Bank by Company, and all other statements and data submitted in writing in connection with the request for the credit granted by this Agreement are true and correct, and said balance sheet truly represents the financial condition of Company as at the date thereof, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since said date there have been no changes in the assets or liabilities or financial condition of Company other than changes in the ordinary course of business, and no such changes have been materially adverse changes. Company has no knowledge of any liabilities, contingent or otherwise, at said date not reflected in said balance sheet, and Company has not entered into any commitments or contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as conducted.

        4.6  Tax and Renegotiation.  Company's federal income tax liability has
             ---------------------
been finally determined for all years to and including fiscal 1987, and Company has no liability for renegotiation of profits; all applicable state franchise and income taxes have been paid.

        4.7  Regulations G, T, & U. Company is not engaged principally or as one
             ---------------------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T, & U of the Board of Governors of the Federal Reserve System), and not more than twenty-five (25%) of the value of the Company's assets and other property consists of such margin stock.

        4.8  Other Regulations.  Neither Company nor any affiliate thereof is
             -----------------
subject to any statute or regulation restricting the ability of Company or any affiliate thereof to incur indebtedness or encumber its respective properties.

        4.9  Compliance With Real Estate Legislation.  Any Mortgage Loan
             ---------------------------------------
constituting Collateral will have been made in compliance with the following laws and any regulations promulgated thereunder, including the making of all required disclosures correctly to all Persons entitled to receive them within the time specified by such law or rules.

        A.   Real Estate Settlement Procedures Act of 1974;

        B.   Equal Credit Opportunity Act - Regulation B;

        C.   Truth In Lending Act - Regulation Z.

Further, Company is fully familiar with the requirements of the laws of the applicable jurisdiction which assigned Mortgage Loans originate with regard to fair lending practices, and all Mortgage Loans which are assigned to secure Revolving Loans hereunder shall be made in strict compliance with the provisions of any act, law or regulation which governs lending practices in the applicable jurisdiction.

        4.10   FNMA, FHLMC, GNMA, or HUD Eligibility of Company.  Company is an
               ------------------------------------------------
approved seller/servicer of Mortgage Notes to FNMA, FHLMC, GNMA, or HUD in the FNMA, FHLMC, GNMA, or HUD regions in which it operates and meets all applicable FNMA, FHLMC, GNMA, or HUD regulations so as to be able to originate, purchase, and service Mortgage Notes sold to FNMA, FHLMC, GNMA, or HUD.

        4.11   Title to Notes and Mortgages. At the time of their assignment to
               ----------------------------
Bank as Collateral, the Mortgage Notes and Deeds of Trust will be held by Company as the true and lawful owner thereof, each Mortgage Note will evidence a bona fide indebtedness incurred by the maker thereof in the amount of such Mortgage Note, and each Deed of Trust will represent a valid first lien on the property described therein. There are, or will be, no defenses, counterclaims, or setoffs to the knowledge of Company which may be asserted against the Mortgage Notes or the holder thereof. All financial information relating to the Collateral, submitted by Company to Bank, whether previously or in the future, is or will be true and correct.

         4.12  Compliance with Commitments.  Each Mortgage Loan assigned
               ----------------------------
hereunder will comply in all respects with underwriting standards of FNMA, FHLMC, GNMA, HUD, or institutional investor designated and approved by Bank as amended from time to time.

         4.13  Loans in Special Flood Hazard Areas.  Company will not make,
               ------------------------------------
increase, extend or renew any Mortgage Loan secured by real property located or to be located in a Special Floor Hazard Area so designated by the Secretary of Housing and Urban Development if said Mortgage Loan is to be assigned as Collateral under this Agreement, unless the community in which such area is situated is then participating in the National Flood Insurance Program, and the property covered by the related Deed of Trust is insured under such program.

                       Section 5. BANK'S REPRESENTATIONS

         5.1   Nonreliance. Bank is not relying on or looking to any capital
               -----------
stock or other security (as defined in Regulation U of the Board of Governors of the Federal Reserve System) now or hereafter owned by Company for the repayment of the Revolving Loans.

         5.2   Investment Intent. Bank is making the Revolving Loans and
               -----------------
receiving the Revolving Note for its own account and not with a view to the distribution thereof subject, nevertheless, to any requirement that its property shall at all times be within its control, and subject further to Bank's right (reserved hereby) to sell participations in the Revolving Note.

                   Section 6. COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Revolving Note, unless Bank shall otherwise consent in writing, Company shall do all of the following:

         6.1  Corporate Rights and Facilities.  Maintain and preserve its
              -------------------------------
corporate existence and all rights, privileges, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption; and maintain its chief executive office in the State of California.

         6.2  Insurance.  Maintain insurance with responsible insurance carriers
              ---------
against such risks and in such amounts as is customarily carried by similar businesses, including, without limitation, errors and omissions, fire, public liability, property damage, workers' compensation and interruption of business insurance.

         6.3  Taxes and Other Liabilities.  Pay and discharge, before the same
              ---------------------------
become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

         A. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any rights of redemption from any sale thereunder; and

         B. It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

         6.4  Other Taxes and Charges.  Pay all governmental charges or taxes
              -----------------------
(except income, franchise or other similar taxes) at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the existence or issuance of the Revolving Note by reason of any existing or hereafter enacted federal or state statute.

         6.5  Records and Report.  Maintain a system of accounting in accordance
              ------------------
with generally accepted accounting principles on a basis consistently maintained; permit representatives of Bank to have access to and to examine its properties, books and records at all reasonable times; and furnish at Company's expense to the Bank:

         A. As soon as available, and in any event within 45 days after the close of each quarter of the first three quarters of each fiscal year of Company, commencing with the quarter ending September 30, 1988, a balance sheet, profit and loss statement and reconciliation of capital accounts of Company as at the close of such quarter and covering operations for the portion of Company's fiscal year ending on the last day of such quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Company and certified by an appropriate officer of Company, subject, however, to year-end audit adjustments;

         B. As soon as available, and in any event within 90 days after the close of each fiscal year respectively, a balance sheet, profit and loss statement and reconciliation of capital accounts of Company as at the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the close of and for the previous fiscal year, audited by and with the unqualified opinion of certified public accountants satisfactory to Bank;

         C. Promptly after thereof by Company, copies of any detailed audit reports submitted to Company by independent accountants in connection with each annual or interim audit of the accounts of the Company made by such accountants.

         D. Currently with delivery of the documents provided for in Section 6.5.B hereof, a certificate of the President and Executive Vice President of Company, stating that Company has performed and observed each and every covenant contained in this Agreement to be performed by it and that no Event of Default has occurred and no condition then exists which constitutes an Event of Default hereunder or would constitute such an Event of Default upon the giving of notice, the lapse of time, or both, specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof; and

         E. Such other information relating to the affairs of Company as Bank may reasonably request from time to time.

         6.6  Notice of Certain Events.  Promptly notify Bank in writing of the
              ------------------------
occurrence of any (a) Event of Default hereunder or event which would become an Event of Default hereunder upon giving of notice, the lapse of time, or both;
(b) event which entitles Bank to accelerate the maturity of any Mortgage Note;
(c) event which entitles Bank to receive the proceeds of any insurance policies associated with any Mortgage Loan assigned hereunder; (d) event which entitles Bank to receive any proceeds payable to Bank by the terms of the Deed of Trust securing any Mortgage Note; (e) assignment, transfer, pledge or other encumbrance of any shares of FNMA, FHLMC, GNMA, or HUD stock which Company owns or may hereafter acquire and which are restricted from sale under any existing or future Investor servicing agreement; (f) contemplated sale, assignment, transfer, pledge or other encumbrance of twenty-five percent (25%) or more of Company's affiliate (Western States Servicing Corp.) total Servicing Portfolio;

executive headquarters; (h) change in the name or trade name of Company; or (i) event which entitles Bank to payment on demand of any Revolving Loan as set forth in Section 2.5.1 hereof.

         6.7  Bank Expenses. Pay all out-of-pocket expenses and processing fees
              -------------
to the Bank in connection with the administration and enforcement of this Agreement and the Revolving Loans and security therefor, or any waiver or amendment of any provision hereof. Company agrees to indemnify Bank from and hold it harmless against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Agreement, the Revolving Loans and security therefor. The obligations of Company under this Section 6.7 shall survive payment of any Revolving Loan and assignment of any rights hereunder.

         6.8  Regulatory Compliance. Originate Mortgage Loans in compliance with
              ---------------------
all applicable federal, state and local laws and regulations, including without limitation those specified in Section 4.9 hereof, and, at Bank's request provide Bank with an opinion of counsel for Company with respect to the matters set forth in Section 4.1, 4.2, 4.3, 4.7, 4.8, and 4.9 hereof and such other matters as Bank shall reasonably request.

                    Section 7. COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that so long as any credit hereunder shall be available and until payment in full of the Revolving Note, Company shall not do any of the following without the written consent of Bank:

         7.1  Type of Business.   Make any substantial change in the present
              ----------------
character of its business.

         7.2  Loans and Investments. Lend money or extend credit other than in
              ---------------------
the ordinary and normal course of its business as presently conducted; invest other than in (a) direct obligations of the United States Government, (b) interest bearing certificates of deposit issued by any commercial banking institution or savings and loan association with total assets of not less than One Hundred Fifty Million Dollars ($150,000,000.00) and organized under the laws of the United States or any State thereof, (c) prime commercial paper rated Prime 1 or higher by Moody, A-1 or higher by Standard and Poors, and F-1 or higher by Fitch, (d) stock of FNMA, and (e) GNMA securities.

         7.3  Sale of Business.  Sell any assets except in the ordinary and
              ----------------
normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or twenty-five percent (25%) or more of its affiliate's total Servicing Portfolio, or any property or other assets necessary for the continuance of its business as now conducted, including, without limitation, the selling of any property or other asset accompanied by the leasing bank of the same.

         7.4  Regulations G, T, and U.  Use the proceeds of the Revolving Loans,
              -----------------------
directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulations G, T, and U of the Board of Governors of the Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any margin stock.

         7.5  Transfers, Encumbrances, and Subordination of Collateral.
              --------------------------------------------------------
Transfer, further encumber or subordinate Company's interest in any of the collateral, including without limitation the real property described in the Deeds of Trust assigned hereunder.

         7.6  Liens.  Create, incur, assume, or permit to exist any lien,
              -----
security interest; pledge, assignment, encumbrance or charge of any kind, except in favor of Bank, of or on twenty-five percent (25%) or more of its total Servicing Portfolio or any accounts maintained with Bank.

         7.7  Other Borrowers. Incur any indebtedness, other than normal
              ---------------
accruals and operating expenses.

                          Section 8. EVENTS OF DEFAULT

         8.1  Events of Default. Events of Default, as used herein, means any
              -----------------
one or more of the following events:

         A.   Failure to Pay Note. Failure to pay any installment of principal
              -------------------
of, or interest on, the Revolving Note when due or any other monetary obligations as required hereunder.

         B.   Default in Other Agreements. Failure to pay, or any default on the
              ---------------------------
payment of, any principal of or any interest on any indebtedness of Company, or any breach with respect to any term of any evidence of such indebtedness, or of any loan agreement, mortgage, indenture or other agreement relating thereto, whether or not waived by the note holder or obligee.

         C.   Breach of Covenant. Failure of Company to perform any other terms
              ------------------
or condition of this Agreement binding upon Company.

         D.   Breach of Representation or Warranty.   Any of Company's
              ------------------------------------
representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

         E.   Bankruptcy or Insolvency.  A court having jurisdiction shall enter
              ------------------------
a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs; or the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company, or for any substantial part of its properties, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

         F.   Judgments, Attachments.  Any money judgment, writ or warrant of
              ----------------------
attachment, or similar process shall be entered or filed against Company or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder.

         8.2  Remedies Upon Default.
              ---------------------

         A. Upon the occurrence of an Event of Default, automatically upon the happening of any Event of Default specified in Section 8.1.E hereof, and with respect to the other Events of Default at its option, without demand, presentment or notice, all of which hereby are expressly waived by Company, Bank (or the holder of the Revolving Note) may exercise one or more of the following remedies:

              1. Terminate all credit hereunder and all obligations of Bank to make any Revolving Loan hereunder.

              2. Declare the Revolving Note to be immediately due and payable, whereupon it shall be due and payable.

              3. Notify all obligors on or under the Collateral that the same has been assigned to Bank and that all payments thereon are to be made directly to Bank or such other party as may be designated by Bank; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral or any portion thereof by any obligor on terms acceptable to Bank; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; extend the time of payment, make allowances and adjustments and issue credits in Bank's name or in the name of the Company; where any such Collateral is in default, foreclose on, and enforce security interests in, such Collateral by any available judicial procedure or with judicial process and sell property acquired as a result of such foreclosure; pay, purchase, contest, interplead or compromise any encumbrance, charge or lien which in the judgment of Bank appears to be prior or superior to Bank's interest.

              4. Act as servicer of each item of collateral requiring servicing and perform all obligations required in connection with FNMA, FHLMC, GNMA, or HUD Commitments, or contract with a third party to so act or perform, such third party's fees to be paid by Company.

              5. Proceed in the foreclosure of Bank's security interest in the Collateral in any manner permitted by law or provided for herein, and exercise all rights and remedies under the Uniform Commercial Code including selling the Collateral at public or private sale, without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale. Bank may retain the Collateral in full satisfaction of the indebtedness secured thereby.

              6. Exercise any and all other rights and remedies of Bank as it shall deem appropriate at law, in equity, or otherwise.

         B. Upon any Event of Default hereunder and any default by any party obligated under any of the Collateral, Bank may, but shall not be obligated to
(a) collect by legal proceedings all interest, principal payments and other sums payable on account of such Collateral, (b) grant extensions of time, (c) make any compromise or settlement it seems desirable with respect to such Collateral,
(d) waive or release security, (e) foreclose by any appropriate means any Mortgage Loan which is in default, (f) pursue any other rights and remedies available to Company, and/or (g) require Company to pursue, in its own name but for the benefit of Bank, any one ore more of the remedies described in (a) through (f) above.

              If any Mortgage Loan shall be foreclosed pursuant to the preceding sentence, such foreclosure may be by judicial or non-judicial sale, and Bank shall be entitled to direct the order and manner of sale and cause the sale to be made on any terms and conditions it deems appropriate and to apply all cash proceeds of the sale (after deduction of expenses of sale) to the balance owing on the Revolving Note. Without limiting the generality of the foregoing, Bank may bid all or a portion of the indebtedness owing under the Mortgage Note and may become the purchaser of and take title to the property securing the Mortgage Loan. In such event, Company shall receive credit against the balance owing on the Revolving Note only to the amount of the indebtedness bid by Bank, and in connection with any such sale, Company hereby waives any defenses or benefits that may be derived from California Code of Civil Procedure Sections 580 (a), 580 (d), or 726 or any similar laws of any other jurisdiction and all suretyship defenses.

         C. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may have hereunder or by law.

         8.3  Application of Proceeds.  Any money collected by Bank pursuant to
              -----------------------
Section 8.2 hereof (whether by means of voluntary payment, foreclosure, or otherwise) shall be promptly applied as follows unless otherwise required by provision of applicable law:

         A. First, to the payment of all expenses incurred by Bank under this Agreement and in enforcing its rights hereunder, including without limitation all costs and expenses of collection, attorneys' fees, court costs, and foreclosure expenses.

         B. Next, to the payment of all Revolving Loans due and unpaid by Company to Bank (including interest accrued on the Revolving Note).

         C. Next, to the payment of any other amounts owed by Company to Bank under this Agreement.

         D.   Next, to Company.

         It is expressly understood between the parties hereto that Bank's ability to collect any deficiency on the Revolving Note shall in no way be impaired by the above-referenced application of proceeds.

                            Section 9. MISCELLANEOUS

         9.1  Survival of Warranties. All agreements, representations and
              ----------------------
warranties made herein shall survive the execution and delivery of this Agreement, the making of the Revolving Loans hereunder and the execution and delivery of the Revolving Note.

         9.2  Failure of Indulgence Not Waiver.  No failure or delay on the part
              --------------------------------
of Bank or any holder of the Revolving Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Revolving Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.3  Modification.  This Agreement and the Revolving Note may not be
              ------------
amended, waived or modified in any manner without the written consent of Bank and Company.

         9.4  Notices. Except as otherwise expressly provided herein, any notice
              -------
herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when deposited in the United States mail, registered, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof served as provided in this Section 9.4) shall be as follows:

              SUTTER MORTGAGE CORPORATION
              710 South Broadway Suite 208
              Walnut Creek, CA 94596
              Attn:  Arthur Sutter

              IMPERIAL BANK
              9920 South LaCienega Blvd., Suite 1001
              Inglewood, California 90301
              Attn:  Paul Ng, Vice President

        9.5   Separability. In case any provision in this Agreement or in the
              ------------
Revolving Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contact and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        9.6   Applicable Law. This Agreement, the Revolving Note, all documents
              --------------
provided for herein and the rights and obligations of the parties thereto shall be governed by the laws of the State of California. The Bank retains all of its rights under federal law, including those relating to the charging of interest rates.

         9.7  Assignability. This Agreement is not assignable.
              -------------

         9.8  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.9  Section Headings.  The various headings used in this Agreement are
              ----------------
inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

         9.10 Further Assurances.  At any time or from time to time upon the
              ------------------
request of Bank, Company will execute and deliver such further documents and do such other acts and things as Bank may reasonably request in order to effect fully the purposes of this Agreement and the Revolving Note and to provide for the payment of the Revolving Loans and interest thereon in accordance with the terms and this Agreement and the Revolving Note.

         9.11 Indemnity by Company.
              --------------------

         A. Company agrees to indemnify, save and hold harmless Bank and its directors,officers, agents, and employees (collectively the 'indemnitees') from and against:

              1. any and all writs, subpoenas, claims, demands, actions, or causes of action of any Person which may be served on or asserted against any indemnitee if the writ, subpoena, claim, demand, action, or cause of action that the Person has, serves on or asserts against the company or of any of its officers or employees arises from the enforcement of this agreement; and

              2. any and all liabilities, losses, costs, or expenses (including without limitation reasonable attorneys' fees) that any indemnitee suffers or incurs as a result of the service or assertion of any writ, subpoena, claim, demand, action, or cause of action specified in Section 9.11.A.1.

         B. Performance and/or payment of any obligation or liability of Company to any indemnitee as provided for herein shall be and hereby is secured by the Collateral.

         9.12  Power of Attorney.  Company does hereby make, constitute and
               -----------------
appoint Bank its irrevocable, true and lawful attorney with the power to endorse the name of company upon any checks or other evidence of payment that may come into the possession of Bank, upon Mortgage Notes and deeds of Trust constituting Collateral hereunder; to endorse the name of Company upon any document or instrument relating to the Collateral, including, but not limited to, deeds, trust deeds, subordinations, releases, reconveyances and modification agreements; in its name or otherwise, to demand, sue for, collect and give acquittances for, any and all moneys due or to become due upon the Collateral; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purposes herein contemplated. Company further agrees, upon request of Bank, to execute powers of attorney in recordable form and deliver same to Bank.

         9.13  Termination.  Either party may terminate this Agreement by giving
               -----------
written notice to the other party at least 120 days in advance of such termination date. In the event of any termination of this Agreement, either automatically or by notice, the terms of this Agreement shall remain in full force and effect until the Revolving Note and all other obligations to Bank hereunder have been paid and/or performed in full.

         This Agreement is executed on behalf of the parties by duly authorized representatives as of the date first above written.



                                      BY:
                                         ______________________________________
                                         Arthur Sutter, Chairman of the Board



                                      IMPERIAL BANK


                                      BY: /s/ PAUL S. NG
                                         --------------------------------------
                                          Paul S. Ng, Vice President


                                      BY: /s/ CLINTON BLISS
                                         --------------------------------------
                                          Clinton Bliss, Senior Vice President

         This Agreement is executed on behalf of the parties by duly authorized representatives as of the date first above written.



                                      BY: /s/ ARTHUR SUTTER
                                         ------------------------------------
                                         Arthur Sutter, Chairman of the Board



                                      IMPERIAL BANK


                                      BY:
                                         ____________________________________
                                         Paul S. Ng, Vice President


                                      BY:
                                         ____________________________________
                                         Clinton Bliss, Senior Vice President


                                     -19-